Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-198569) on Form S-3 of Marathon Patent Group, Inc. of our report dated December 19, 2014, relating to our audit of the combined financial statements of  OrthoPhoenix, LLC, TLIF, LLC and MedTech Development Deutschland GmbH and to the reference to our firm under the caption "Experts".

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
December 29, 2014